Exhibit 99-1

NewLake Capital Partners Reports Fourth Quarter and Full-Year 2023 Financial Results;
Raises First Quarter 2024 Common Stock Dividend to $0.41 per Share

Fourth Quarter 2023 Revenue totaled $13.0 Million, an increase of 6.4% Year-Over-Year
Full Year 2023 Revenue totaled $47.3 Million, an increase of 5.1% Year-Over-Year
Fourth Quarter 2023 Net Income Attributable to Common Stockholders totaled $7.0 Million, Funds From Operations totaled $10.7 Million, and Adjusted Funds From Operations totaled $10.8 Million
Full Year 2023 Net Income Attributable to Common Stockholders totaled $24.6 Million, Funds From Operations totaled $39.3 Million, and Adjusted Funds From Operations totaled $40.7 Million

The Company Repurchased 194,563 Shares of Common Stock During the Fourth Quarter 2023, Bringing Total Shares Repurchased to 908,394 for the Twelve Months of 2023

Conference Call and Webcast Scheduled for March 11, 2024 at 11 a.m. Eastern Time

New Canaan, CT, March 11, 2024 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the fourth quarter and full year ended December 31, 2023, and declared its first quarter of 2024 dividend.

Anthony Coniglio, President and Chief Executive Officer, said, “We are pleased to deliver solid fourth quarter and full year financial results. In 2023, we generated record revenue of $47.3 million, record AFFO of $40.7 million, and paid out $33.0 million or $1.57 per share in dividends to shareholders. During a very challenging environment for the cannabis industry, we were able to grow our dividend distributions by 9.0% year-over-year and for the first quarter of 2024 raised our quarterly dividend from $0.40 to $0.41 per share. We believe we have a portfolio of high-quality assets, strong operating results and cash flow, an unencumbered balance sheet and a growing pipeline of opportunities to invest in. There is a lot to be proud of and build upon as we look forward to the future.”

Fourth Quarter 2023 Financial Highlights
Comparison to the fourth quarter ended December 31, 2022:
◦Revenue totaled $13.0 million, as compared to $12.2 million, an increase of 6.4% year-over-year.
◦Net income attributable to common stockholders totaled $7.0 million, as compared to $6.7 million.
◦Funds from operations-diluted (“FFO”)(1) totaled $10.7 million, as compared to $10.5 million, an increase of 1.3% year-over-year.
◦Adjusted funds from operations-diluted (“AFFO”)(1) totaled $10.8 million, as compared to $10.9 million, a decrease of 1.2% year-over-year.
◦Declared a fourth quarter dividend of $0.40 per share of common stock, an increase of 2.6% year-over-year.

Full Year 2023 Financial Highlights
Comparison to the twelve months ended December 31, 2022:
◦Revenue totaled $47.3, million as compared to $45.0 million, an increase of 5.1% year-over-year.
◦Net income attributable to common stockholders totaled $24.6 million, as compared to $22.0 million.
◦FFO totaled $39.3 million, as compared to $35.2 million, an increase of 11.5% year-over-year.
◦AFFO totaled $40.7 million, as compared to $38.7 million, an increase of 5.2% year-over-year.
◦Cash and cash equivalents as of December 31, 2023, were $25.8 million, with $14.4 million committed to fund tenant improvements.
◦For the twelve months ended December 31, 2023, the Company declared dividends of $1.57 per share of common stock, an increase of 9.0% year-over-year.

Operational Highlights and Recent Developments
◦Collected 100% of contractual rent during the fourth quarter.
◦On September 15, 2023, the Company’s board of directors authorized an amendment to the stock repurchase program for the repurchase of up to an additional $10.0 million of outstanding common stock and extended the program through December 31, 2024.
◦During the year ended December 31, 2023, pursuant to the stock repurchase program, the Company acquired 908,394 shares of common stock with an average purchase price, including commissions of $13.00 per share.
◦For the twelve months ended December 31, 2023, the Company acquired an adjacent parcel of land for approximately $350 thousand to expand its cultivation facility in Missouri. The Company also funded approximately $14.4 million of tenant improvements (“TI”) across four properties.
◦In October 2023, the Company entered into a lease amendment and forbearance agreement with Revolutionary Clinics for the Company’s cultivation facility in Massachusetts.
◦In November 2023, the Company entered into a lease amendment on its cultivation facility located in Pennsylvania, which provided $3 million in tenant improvements and an option to purchase the property.
◦On March 8, 2024, the Company’s board of directors declared an increase in the first quarter of 2024 dividend to $0.41 per share of common stock, an increase of 2.5% sequentially and 5.1% year over year.
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(1) FFO and AFFO is presented on a dilutive basis.

Investment Activity

During the twelve months ended December 31, 2023, the Company exercised its option and invested approximately $350 thousand to acquire an adjacent parcel of land at an existing cultivation facility in Missouri. In connection with exercising our option, the Company committed to fund approximately $16.2 million to expand the existing cultivation facility (refer to the Tenant Improvements (“TI”) table below).

The following tables present the Company's investment activity for the twelve months ended December 31, 2023 (dollars in thousands):

Acquisitions

Tenant	Market	Site Type	Closing Date	Acquisitions
Bloom Medicinal	Missouri	Cultivation	March 3, 2023	$350
Total				$350

Tenant Improvements Funded

Tenant	Market	Site Type	Closing Date	TI Funded	Unfunded Commitments
Mint	Arizona	Cultivation	June 24, 2021	$4,281	$3,788	(1)
Organic Remedies	Missouri	Cultivation	December 20, 2021	282	—
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	7,858	8,826
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	—	750
Calypso	Pennsylvania	Cultivation	August 5, 2022	2,013	987
Total				$14,434	$14,351

(1) Effective June 1, 2023, the lease agreement was amended to include an additional TI commitment of approximately $6.5 million.

Disposition of Real Estate

In October 2023, the Company closed on the sale of its cultivation facility in Palmer, Massachusetts, for $2.0 million, which was leased to Mint. The Company's investment in the property was $1.9 million. Upon closing, Mint's lease agreement was terminated, and Mint paid a portion of the closing costs, resulting in a break-even sale of the property.

Leases
Revolutionary Clinics
On October 27, 2023, the Company entered into a lease amendment and forbearance agreement (the "Agreements”) for its existing lease agreement with Revolutionary Clinics on its cultivation facility in Massachusetts. Under the terms of the Agreements: (i) the lease term was extended by 5 years, (ii) $315 thousand security deposit and a $480 thousand payment were applied to past due rent for periods prior to the fourth quarter, (iii) forbearance of the remaining unpaid rent, and (iv) received warrants which if exercised will entitle the Company to receive 26,058 of common units in Revolutionary Clinics.
Calypso Enterprises
On November 15, 2023, the Company’s tenant Calypso Enterprises (“Calypso”) was sold by its parent Hero Diversified Associates, Inc (“HDAI”) to Canvas Acquisition Corporation, LLC (“Canvas”) an independent third party, whose parent replaced HDAI as the lease guarantor. In connection with the sale, the Company and Canvas agreed to certain revised terms through a lease amendment. Under the terms of the amendment, the Company reduced the rent payments, provided up to $3.0 million in tenant improvements allowance, provided an option to purchase the property at the Company’s cost basis, (inclusive of funding the $3.0 million of tenant improvements), and received six-months of rent escrow, among other provisions. The purchase option is exercisable from December 1, 2024 through December 31, 2025, with notice to be delivered no later than December 31, 2024. In the event the purchase option is exercised prior to December 31, 2025, the Company would receive a make-whole rent payment for rent through December 31, 2025. As compensation for providing such lease modifications, HDAI agreed to pay the Company approximately $1.5 million of additional rent to be paid in five installments over 18 months from November 15, 2023.

Financing Activity

Revolving Credit Facility

As of December 31, 2023, the Company had $1.0 million in borrowings under the Revolving Credit Facility and $89.0 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The facility bears a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.00% or (b) 4.75%.

The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. As of December 31, 2023, the Company is compliant with the covenants under the agreement.

Loan Payable
On January 3, 2024, the Company paid approximately $1.0 million of principal and interest on its loan payable to the seller of a cultivation facility in Chaffee, Missouri. This represents the final installment payment on the loan.

Stock Repurchase Program
On September 15, 2023, the Company’s board of directors authorized an amendment to the stock repurchase program approving the Company’s repurchase of up to an additional $10.0 million of its outstanding common stock and extending the program through December 31, 2024. During the year ended December 31, 2023, the Company acquired 908,394 shares of common stock with an average purchase price, including commissions of $13.00 totaling approximately $11.8 million. The remaining availability under the stock repurchase program as of December 31, 2023 was approximately $8.2 million.

Dividend

On December 14, 2023, the Company’s board of directors declared a fourth quarter 2023 cash dividend of $0.40 per share of common stock, equivalent to an annualized dividend of $1.60 per share of common stock. The dividend was paid on January 12, 2024 to stockholders of record at the close of business on December 29, 2023.

On March 8, 2024, the Company’s Board of Directors declared a first quarter 2024 cash dividend of $0.41 per share of common stock, equivalent to an annualized dividend of $1.64 per share of common stock. The dividend is payable on April 15, 2024 to stockholders of record at the close of business on March 29, 2024.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on March 11, 2024 to discuss its fourth quarter and full year 2023 financial results and answer questions about the Company's operational and financial highlights.

Event:	NewLake Capital Partners Inc. Fourth Quarter and Full Year 2023 Earnings Call
Date:	Monday, March 11, 2024
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or +1-201-493-6780 (International)
Webcast:	https://ir.newlake.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until March 25, 2024 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13744342.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 31 properties comprised of 14 cultivation facilities and 17 dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
Assets:

Real Estate
Land	$21,397	$21,427
Building and Improvements	390,911	378,047
Total Real Estate	412,308	399,474
Less Accumulated Depreciation	(31,999)	(19,736)
Net Real Estate	380,309	379,738
Cash and Cash Equivalents	25,843	45,192
In-Place Lease Intangible Assets, net	19,779	21,765
Loan Receivable, net (current expected credit loss 2023: $167; 2022: $0)	4,833	5,000
Other Assets	2,528	2,554
Total Assets	$433,292	$454,249

Liabilities and Equity:

Liabilities:

Accounts Payable and Accrued Expenses	$1,117	$1,659
Revolving Credit Facility	1,000	1,000
Loan Payable, net	1,000	1,986
Dividends and Distributions Payable	8,385	8,512
Security Deposits	8,616	7,774
Rent Received in Advance	990	1,375
Other Liabilities	227	1,005
Total Liabilities	21,335	23,311

Commitments and Contingencies (Note 15)

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, respectively	-	-
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,503,520 and 21,408,194 Shares Issued and Outstanding, respectively	205	214
Additional Paid-In Capital	445,289	455,822
Accumulated Deficit	(40,909)	(32,487)

Total Stockholders' Equity	404,585	423,549

Noncontrolling Interests	7,372	7,389

Total Equity	411,957	430,938

Total Liabilities and Equity	$433,292	$454,249

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue:
Rental Income	$12,704	$12,000	$46,341	$42,216
Interest Income from Loans	131	128	521	2,429
Fees and Reimbursables	186	115	442	355
Total Revenue	13,021	12,243	47,304	45,000

Expenses:
Property Expenses	429	70	657	219
Depreciation and Amortization Expense	3,568	3,712	14,266	12,825
General and Administrative Expenses:
Compensation Expense	1,027	970	4,477	6,069
Professional Fees	376	89	1,361	1,575
Other General and Administrative Expenses	412	498	1,721	1,736
Total General and Administrative Expenses	1,815	1,557	7,559	9,380
Total Expenses	5,812	5,339	22,482	22,424

Loss on Sale of Real Estate	—	—	—	(60)
Provision for Current Expected Credit Loss	(167)	—	(167)	—

Income From Operations	7,042	6,904	24,655	22,516

Other Income (Expense):
Other Income	141	10	747	113
Interest Expense	(95)	(106)	(379)	(273)
Total Other Income (Expense)	46	(96)	368	(160)

Net Income	7,088	6,808	25,023	22,356

Net Income Attributable to Noncontrolling Interests	(126)	(118)	(438)	(380)

Net Income Attributable to Common Stockholders	$6,962	$6,690	$24,585	$21,976

Net Income Attributable to Common Stockholders Per Share - Basic	$0.34	$0.31	$1.16	$1.03

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.34	$0.31	$1.16	$1.03

Weighted Average Shares of Common Stock Outstanding - Basic	20,691,155	21,422,446	21,169,010	21,418,484

Weighted Average Shares of Common Stock Outstanding - Diluted	21,080,913	21,796,028	21,548,976	21,810,789

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit losses. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and twelve months ended December 31, 2023 and 2022 (in thousands, except share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net income attributable to common stockholders	$6,962	$6,690	$24,585	$21,976
Net income attributable to noncontrolling interests	126	118	438	380
Net income attributable to common stockholders - diluted	7,088	6,808	25,023	22,356
Adjustments:
Real estate depreciation and amortization	3,568	3,712	14,266	12,825
Loss on sale of real estate	—	—	—	60
FFO attributable to common stockholders - diluted	10,656	10,520	39,289	35,241
Severance	—	—	—	1,752
Non-cash rental income - other	(522)	—	(522)	—
Provision for current expected credit loss	167	—	167	—
Stock- based compensation	379	292	1,439	1,493
Non-cash interest expense	71	70	282	163
Amortization of straight-line rent expense	—	—	(1)	12
AFFO attributable to common stockholders - diluted	$10,751	$10,882	$40,654	$38,661

FFO per share - diluted	$0.51	$0.48	$1.82	$1.62

AFFO per share - diluted	$0.51	$0.50	$1.89	$1.77